EXHIBIT 10.15









                      SECURITY AGREEMENT

                      Dated July 31, 1996

                              by

                     PANDA-ROSEMARY, L.P.

                              to

                     FLEET NATIONAL BANK,
                      as Collateral Agent









                      SECURITY AGREEMENT


          This SECURITY AGREEMENT, dated July 31, 1996, is made by PANDA-ROSEMARY, L.P., a Delaware limited partnership (the "Grantor"), to FLEET NATIONAL BANK, a national banking association established under the laws of the United States of America, as collateral agent (in such capacity, together with its successors, assigns and designees in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined herein).

                     W I T N E S S E T H :

          WHEREAS, the Grantor owns a natural gas-fired cogeneration facility with approximately 180 MW of electric generating capacity located in Roanoke Rapids, North Carolina
(the "Project");

          WHEREAS, the Grantor has caused Panda-Rosemary
Funding Corporation, a Delaware corporation (the "Company") to be formed as a wholly-owned subsidiary for the purposes of facilitating the refinancing of the Project;

          WHEREAS, the Company has duly authorized the creation and issuance of its First Mortgage Bonds to be issued in one or more series (the "Bonds") pursuant to the Trust Indenture, dated as of July 31, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among the Grantor, the Company and Fleet National Bank, as trustee;

          WHEREAS, the proceeds of the sale of the Bonds will, together with other funds available to the Grantor, be used, among other things, to refinance the Grantor's outstanding indebtedness incurred in connection with the construction and initial financing of the Project, to fund a debt service reserve fund for the Bonds, to redeem a limited partner interest in the Grantor, to pay certain transaction costs associated with the offering of the Bonds and to fund certain modification costs in the future, if necessary, some of the foregoing being financed by the loan by the Company of the proceeds from the issuance of the Bonds to the Grantor, which loan, as well as loans by the Company to the Grantor with respect to Additional Permitted Debt (as defined below)(collectively, the "Loans"), will be secured by substantially all the assets of the Partnership and certain other collateral;

          WHEREAS, in order to satisfy certain requirements of the Partnership under the Project Agreements (as defined in the Indenture) and for other purposes permitted under the Indenture, the Grantor may incur additional debt permitted by Sections 6.16(a)(v) and 6.16(b)(ii) of the Indenture ("Additional Permitted Debt"), either directly or indirectly through the Company, the obligations under which shall be secured by substantially all the assets of the Grantor and certain other collateral;

          WHEREAS, all of the Company's obligations under the Bonds will be unconditionally guaranteed by the Grantor pursuant to a guaranty of the Grantor, the performance of which will be secured by substantially all the assets of the Grantor;

          WHEREAS, the Grantor intends to arrange for the issuance of certain letters of credit pursuant to one or more Credit Bank Reimbursement Agreements (as defined in the Indenture) and may finance certain working capital requirements of the Project pursuant to one or more Credit Bank Working Capital Agreements (as defined in the Indenture), the obligations under which may be secured by substantially all the assets of the Grantor and certain other collateral;

          WHEREAS, at the closing, certain moneys held by The Fuji Bank and Trust Company, as collateral agent, in connection with an existing letter of credit facility, will be transferred into the appropriate Funds (as defined in a certain Deposit and Disbursement Agreement, dated as of July 31, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Depositary Agreement"), by and among the Grantor, the Company, the Collateral Agent and Fleet National Bank, as depositary agent thereunder (in such capacity, together with its successors, assigns and designees in such capacity, the "Depositary Agent"));

          WHEREAS, the Secured Parties signatories thereto (the "Secured Parties"), the Grantor, the Company, the Collateral Agent and the Depositary Agent have entered into a Collateral Agency and Intercreditor Agreement, dated as of July 31, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), appointing the Collateral Agent as collateral agent and setting forth certain rights and obligations of the Collateral Agent acting on behalf of the Secured Parties with respect to the Collateral, including, without limitation, the Funds; and

          WHEREAS, the execution and delivery of this Security Agreement (as amended, supplemented, restated or otherwise modified from time to time, this "Security Agreement" or this "Agreement") by the Grantor are conditions precedent to the Collateral Agent and the Secured Parties entering into the transactions contemplated by, among other things, the Indenture and the Credit Bank Documents (as each such term is defined in the Indenture).

          NOW, THEREFORE, in consideration of the premises and in order to induce the Collateral Agent and the Secured Parties to enter into the transactions contemplated by, among other things, the Indenture and the Credit Bank Documents, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

          1.   Defined Terms.

          (a)  Unless otherwise defined herein, all
capitalized terms used herein shall have the meanings set forth in, and the interpretations applicable thereto, under the Intercreditor Agreement (including the definitions in the Indenture incorporated in the Intercreditor Agreement).
Unless otherwise specified herein, (i) all references to Sections, paragraphs or other subdivisions herein are to this Agreement and (ii) the words "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are, in fact, followed by such words or words of like import. Unless otherwise defined herein or in the Indenture, terms defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York are used herein as therein defined. The following terms shall have the following meanings, unless the context otherwise requires:

          "Accounts Receivable" means all accounts (as defined in the Code) now or hereafter owned by the Grantor and in any event shall include, but not be limited to, (i) accounts receivable, instruments (as defined in the Code), documents, contract rights (including any rights to liquidated damages payments) and chattel paper (as defined in the Code), created by or arising from sales of electricity, steam, output, fuel, capacity or recoverable materials and/or thermal energy or other services in connection with the Project, and all accounts (as defined in the Code) arising from any sale or rendition of services made under any trade name or style, whether or not earned by performance, (ii) guarantees, warranties, endorsements, indemnifications or collateral on, of or for any of the foregoing and any rents, revenues, income and profits in respect of the Site or the Project,
(iii) insurance policies or rights relating to any of the foregoing, (iv) cash and non-cash Proceeds of any and all of the foregoing and (v) all powers of attorney for the execution of any evidence of indebtedness or security or other writings in connection therewith.

          "Assigned Agreements" means those agreements set forth in Schedule A hereto, as the same may be amended, modified, restated, replaced, substituted or otherwise supplemented from time to time.

          "Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

          "Collateral" shall have the meaning set forth in
Section 2.

          "Collateral Records" means (a) all original copies of all documents, instruments or other writings evidencing any of the other Collateral and (b) all books, correspondence, credit or other files and records.

          "Copyrights" means, collectively, all of the following now owned or hereafter created or acquired by
Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any symbolized by any of the foregoing.

          "Default Rate" means two percent (2%) in excess of the "prime rate" from time to time publicly quoted by the Collateral Agent in its individual capacity, or any successor thereto.

          "Equipment" means any equipment or fixtures located on the Site now or hereafter owned by the Grantor or used in connection with the Project and, in any event, means and includes, but shall not be limited to, all machinery, packaging, processing, manufacturing, distribution, selling, data processing, computer, office, furnishing, fixtures, appliances, trade fixtures, vehicles, vessels, aircraft, rolling stock, tools, tooling, molds, dies, supplies and other equipment of any kind and nature, wherever situated, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, improvements, upgrades and accessories installed thereon or affixed thereto and all designs, plans and specifications relating to the Site or the Project owned by Grantor on the date hereof or hereafter acquired.

          "Excluded Collateral" means, collectively, the collateral subject to (i) the LOC Security Agreement, dated as of July 31, 1996, between the Grantor and NationsBank of Texas, N.A., (ii) the Bond Security Agreement, dated as of the same date, between the Partnership and The Bank of New York, and (iii) the Forward Security Agreement, dated as of the same date, between the Grantor and NationsBank of Texas, N.A., as such agreements exist on the date hereof.

          "General Intangibles" means all general intangibles now or hereafter owned by the Grantor, and, in any event, means and includes, but shall not be limited to, all contract rights, interests, choses in action, causes of action and all other intangible personal property of the Grantor of every kind and nature (other than Accounts Receivable), now owned or hereafter acquired by the Grantor, including, without limitation, corporate or other business records, loans and other obligations receivable, inventions, designs, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, licenses, leasehold interests in real and personal property, franchises, dealership agreements, customer lists, customer and supplier contracts, firm sale orders, partnership and joint venture interests, other contracts and contract rights, tax refund claims, deposit accounts (general or special) with, and all credits and claims against, any financial institution, rights and claims against carriers and shippers, rights to indemnification, all compensation, awards, damages, rights of action and proceeds arising from any taking by any lawful power and or authority by exercise of the right of condemnation or eminent domain with respect to any of the Collateral or the Project, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, rights to proceeds of insurance of which the Grantor is beneficiary, any letters of credit, including, without limitation, guaranties, warranties, security interests or liens of any kind held by or granted to the Grantor to secure payment of any obligation owing by any person or entity to the Grantor, and the like, however and whenever arising and all pollution allowances, offsets and similar rights, including, without limitation, all acid rain allowances under the Clean Air Amendment of 1990 and any implementing state Laws.

          "Insurance Policies" means all Proceeds of all insurance policies in which the Grantor is named as owner or beneficiary.

          "Inventory" means all of the Grantor's inventory (as defined in the Code), goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, components, whole goods and materials and supplies of any kind which are used or consumed in the Grantor's business, and all documents of title or documents representing the same, in each instance whether now owned or hereafter acquired by the Grantor and wherever located, whether in the possession of the Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise.

          "Marks" means any trademarks, trademark
registrations and trademark applications pending, now held or hereafter acquired by the Grantor including, without limitation, registrations, recordings and applications of or with the United States Patent and Trademark Office or any similar agency in any foreign jurisdiction (which the Grantor has adopted and used and is using or hereafter acquires or under which the Grantor is licensed), as well as all other trademarks, trade names, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks not registered, and trade dress, including logos and/or designs related to the foregoing.

          "Money" means "money" as such term is defined in
Section 1-201(24) of the Code.

          "Obligations" means, (i) all obligations of the Grantor or the Company to the Collateral Agent, the Depositary Agent or the Secured Parties now or hereafter existing under the Bonds, the Indenture, the Partnership Notes, the Partnership Guarantee, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreement, this Agreement or the Collateral Documents, whether for principal, interest (including, without limitation, interest accruing following the filing by or against the Grantor or the Company of a bankruptcy petition, whether or not allowed as a claim in a bankruptcy proceeding), fees, indemnification, expenses or otherwise, and (ii) all other liabilities, obligations, covenants and duties owing to the Collateral Agent, the Depositary Agent or the Secured Parties from or by the Grantor or the Company of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under, or in connection with the Indenture, each Partnership Guarantee, the Partnership Notes, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreements, the Foreign Exchange Protection Agreement, this Agreement or the Collateral Documents, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), joint or several, absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of the Grantor or the Company under any instrument now or hereafter evidencing or securing any of the foregoing and however acquired.

          "Patent" means any letter patent and any patent registration and any patent application pending, including, without limitation, registrations, recordings and applications registered or recorded in the United States Patent and Trademark Office or any similar agency in any foreign jurisdiction in respect to which the Grantor has any rights whatsoever.

          "Permits" means all applicable authorizations, certificates, licenses, approvals, waivers, exemptions, variances, franchises, permissions and permits of any Governmental Authority required or obtained in connection with the purchase, acquisition, design, construction, installation, ownership and/or operation of the Project or in connection with any transaction contemplated by the Indenture and the Project Documents.

          "Proceeds" means all proceeds (as defined in the Code) of any Collateral and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or the Project by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or the Project and
(iv) any Proceeds of Proceeds.

          "Project Bank Deposits" means (i) the Funds (and any sub-funds opened within any Fund) and each cash collateral account established by the Depositary Agent, as agent for the Collateral Agent for the benefit of the Secured Parties (and designated by the Depositary Agent, as agent for the Collateral Agent, as a Fund) on behalf of the Grantor or the Company in connection with the Depositary Agreement, all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Funds, including, without limitation, all credit balances therein, any and all funds, cash, investments, instruments and securities at any time on deposit in the Funds, and any and all interest and dividends or other income derived from any such monies, credit balances, funds, cash, investments, instruments and securities, (ii) all statements, certificates, passbooks and instruments representing the Funds and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Funds; and (iii) all deposits, cash, notes, certificates of deposit or other instruments or documents from time to time credited to the Funds for or on behalf of the Grantor or the Company, and all additions thereto and substitutions therefor, and all interest and dividends thereon, including, without limitation, Permitted Investments and Proceeds thereof.

          (b)  Any reference in this Agreement to a Project
Document or an Assignment Agreement shall include only such documents that have been entered into and have not reached their stated termination date (if any), have not been fully and finally performed in accordance with their respective terms or have not been replaced, terminated or canceled in accordance with the terms of the Indenture or the Intercreditor Agreement.

          2.   Assignment and Grant of Security.

         (i) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by redemption, acceleration or otherwise) of all of the Obligations, the Grantor hereby assigns, pledges, transfers, conveys and sets over to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and continuing lien on, all of its estate, right, title and interest in, to and under the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and wherever located (all of which being herein collectively referred to as the "Collateral"):

          (a) the Assigned Agreements, including, without limitation, (i) all amounts and claims for amounts payable to or for the account of the Grantor under the Assigned Agreements, (ii) all claims, rights, privileges and remedies on the part of the Grantor, whether arising under the Assigned Agreements or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any party to any Assigned Agreement to make any payment assigned hereunder, including, without limitation, all claims of the Grantor for damages arising out of or for breach of or a default under the Assigned Agreements, (iii) all amounts payable by any party pursuant to any Assigned Agreement as a result of the exercise of any such claim, right, privilege or remedy, including all rights and claims of the Grantor under any bonding, insurance, indemnity, guarantee, warranty and liquidated damages arising out of or in connection therewith, (iv) all rights of the Grantor to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance thereunder, and (v) all rights of the Grantor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Assigned Agreements, and the right (but not the obligation) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder and to do any and all other things the Grantor is entitled to do thereunder together with full power and authority, in the name of the Grantor or otherwise, to enforce, collect, receive and give receipt for any and all of the foregoing;

          (b)  all Accounts Receivable;

          (c)  all Copyrights;

          (d) all documents, instruments, letters of credit and chattel paper other than the Excluded Collateral;

          (e)  all Equipment;

          (f)  all General Intangibles;

          (g)  all goods;

          (h)  all Fuel Hedges and Interest Rate Protection
     Agreements;

          (i)  all Insurance Policies;

          (j)  all Inventory;

          (k)  all Marks;

          (l)  all Money other than the Excluded Collateral;

          (m)  all Patents;

          (n) to the extent permitted by applicable law, all Permits owned by or granted to or for the benefit of the Grantor or the Project;

          (o) all Project Bank Deposits and all deposits and accounts with other financial institutions other than the Excluded Collateral;

          (p) any and all property in the possession of or under the control of the Collateral Agent or any Secured
     Party;

          (q) all other tangible and intangible personal property other than the Excluded Collateral;

          (r)  all Collateral Records;

          (s) all replacements, substitutions, additions or accessions to or for any of the foregoing;

          (t) all Proceeds and products of any or all of the foregoing; and

          (u) to the extent not included in the foregoing, all Permitted Investments (other than the Excluded Collateral) of the Grantor and proceeds, products and accessions of and to any and all of the foregoing Collateral, including, without limitation, "proceeds," as defined in Section 9-306(l) of the Code, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          The assignment of the payments and rights provided for in this Section 2 shall be effective immediately upon the execution and delivery of this Agreement and shall not be conditioned upon the occurrence of any default hereunder or of any other contingency or event.

        (ii) It is the intention of the parties hereto that the description of the Collateral set forth in Sections 2(i)(a) through 2(i)(u), above be sufficient to enable the Collateral Agent, on behalf of the Secured Parties, to take possession of, and foreclose upon, all of the right, title and interest of the Grantor, if any, in and to the Site and the Project and any and all real property and personal property, tangible and intangible, used or usable in connection therewith, and to enable the Collateral Agent or its designee to operate, sell or otherwise dispose of the entire interest of the Grantor, if any, in and to the Site and the Project or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default or a Trigger Event.

          3.   Delivery of Collateral; Perfection of Accounts;
Assigned Agreements.

          (a) Delivery of Collateral. All sums of money, funds and cash, from time to time constituting the Collateral, together with all certificates, instruments, investments and securities representing or evidencing the Collateral, shall be delivered to, dealt with and held by the Collateral Agent pursuant to the terms of the Indenture and the terms hereof; provided, that all such sums, certificates, investments, securities or instruments representing or evidencing any Fund shall be delivered to, dealt with and held by the Depositary Agent, as agent for the Collateral Agent, for the benefit of the Secured Parties. All such certificates, investments, securities and instruments shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Depositary Agent or the Collateral Agent.

          (b) Perfection of Accounts. For the purpose of perfecting the security interest of the Secured Parties in and to the Funds and all funds, cash, investments, instruments and securities at any time on deposit in the Funds, the Depositary Agent shall be deemed to be holding the Funds and all such funds, cash, investments, instruments and securities as agent for the Collateral Agent and the Secured Parties.

          (c) Assigned Agreements. So long as no Event of Default or a Trigger Event has occurred and is continuing, the Grantor may exercise all of the Grantor's rights, powers, privileges, elections, options and remedies under the Assigned Agreements (including, without limitation, lending the proceeds of any Additional Permitted Debt to the Partnership) and any other contract or agreement included in the Collateral, subject to the terms of the Indenture and the other Project Documents. Except as provided in Section 4, upon the occurrence and during the continuance of an Event of Default or a Trigger Event, the Collateral Agent may exercise any right, remedy, election or option or give any notice, consent, waiver or approval under, or deliver any requisition for payment under, or take any other action in respect of, any Assigned Agreement or other such agreement without any approval of or action by the Grantor, but the Grantor will nevertheless execute and deliver any instrument requested by the Collateral Agent to be executed and delivered by the Grantor in connection with the exercise by the Collateral Agent of any such right, remedy, election or option or the giving by the Collateral Agent of any such notice, consent, waiver or approval or the taking by the Collateral Agent of any such other action.

          4. Rights and Duties of Grantor under Assigned Agreements. Notwithstanding any other provision of this Agreement, the Grantor shall have the right, but not to the exclusion of the Collateral Agent, to receive from the parties to the Assigned Agreements all notices and other communications and copies of all documents and all information which such parties are permitted or required to give or furnish to the Grantor. The Grantor at its expense will perform and comply with all of the terms of each Assigned Agreement to be performed or complied with by it, will do all things necessary on its part to maintain each Assigned Agreement in full force and effect, will do all things necessary to keep unimpaired all of its rights, powers and remedies thereunder and to prevent any forfeiture or impairment thereof, will enforce each Assigned Agreement in accordance with its terms and will take all such action to that end or to enforce any Assigned Agreement as from time to time may be requested by the Collateral Agent, except as otherwise expressly limited under or permitted by, or to the extent that the failure to so do would not result in an Event of Default under, the Indenture.

          5. Grantor Remains Liable. Anything herein to the contrary notwithstanding, except to the extent expressly limited under or permitted by, or to the extent that the failure to so do would not result in an Event of Default under, the Indenture and except as set forth in the next succeeding sentence, the Grantor shall remain liable under the Assigned Agreements and the other contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the Assigned Agreements and the other contracts and agreements included in the Collateral, except in the event of foreclosure upon the Collateral (and only to the extent of such foreclosure on the particular items of Collateral) by the Collateral Agent, the exercise by the Collateral Agent of its rights to sell the Collateral or the conveyance of the Collateral by the Collateral Agent in lieu of foreclosure, in which event the Grantor shall be released from obligations arising under the Assigned Agreements and the other contracts and agreements constituting Collateral after such event (but only to the extent such obligations arise after such exercise of rights). Neither the Collateral Agent nor any of the Secured Parties shall have any obligation or liability under any of the Assigned Agreements or other contracts and agreements included in the Collateral by reason of or arising out of this Agreement or the receipt of any payment relating to the Assigned Agreements or any other Collateral pursuant hereto (except as provided under the first sentence of Section 9-207(l) of the Code), nor shall the Collateral Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Grantor thereunder, to make any payment required thereunder, to make any inquiry as to the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim or to take any action to collect or enforce any claim for payment assigned hereunder.

          6. Representations and Warranties. The Grantor hereby makes the following representations and warranties, which shall survive the Closing Date:

          (a) The Grantor has good, marketable and valid title in and to all of the Collateral, free and clear of all Liens, rights or claims of all other Persons, other than Permitted Liens, and the Grantor has full power and authority to grant the liens and security interests in and to the Collateral hereunder. The Grantor has full power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted.

          (b) No security agreement, financing statement, mortgage, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for the financing statements filed by the Grantor in the public offices listed on Schedule B hereto or as otherwise permitted by the Indenture.

          (c) Appropriate financing statements or other appropriate instruments have been or will be filed pursuant to the Code in the public offices listed on Schedule A attached hereto as may be necessary to perfect any security interest granted or purported to be granted hereby (to the extent such security interest may be perfected by the filing of a financing statement) and no other filings are necessary to perfect the security interests granted herein, except for Copyrights, Marks and Patents registered or otherwise located outside of the United States. Upon the Grantor's execution and delivery of this Security Agreement, the Collateral Agent, on behalf of the Secured Parties, will have a valid and continuing Lien on and, upon (i) the filing of appropriate financing statements in the public offices listed on Schedule B attached hereto and (ii) the taking of possession by the Collateral Agent of the Collateral in which a security interest is perfected by possession, perfected security interest in the Collateral, except for Copyrights, Marks and Patents registered or otherwise located outside of the United States, superior and prior to all other Liens and security interests, existing or future (except for Permitted Liens) and the security interests herein granted shall be enforceable as such against creditors of and purchasers from the Grantor (except for Permitted Liens) and against any owner or mortgagee of the real property where any of the Collateral is located and against any purchaser of real property and any present or future creditor obtaining a Lien on such real property, except to the extent otherwise expressly permitted by the Indenture. All action that can be taken by the Grantor necessary or desirable to protect and perfect such Lien on and security interest in each item of the Collateral, except for Copyrights, Marks and Patents registered or otherwise located outside of the United States, has been or will be duly taken and the Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          (d) The principal place of business and the chief executive office of the Grantor is located at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244. The originals of the Collateral Records are located at the chief executive office of the Grantor. All Accounts Receivable and Assigned Agreements (other than those in the possession of the Collateral Agent) are maintained at, and controlled and directed, including, without limitation, for general accounting purposes, from the chief executive office of the Grantor.

          (e) On the date each Account Receivable is created, each such Account Receivable (i) is and thereafter will be the genuine, legal, valid and binding obligation of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and thereafter will be enforceable in accordance with its terms, (iii) is not and thereafter will not be subject to any setoff, defense, tax or counterclaim (except (x) with respect to refunds, defenses, returns and allowances in the ordinary course of business,
(y) to the extent that such Account Receivable may not yet have been earned by performance and (z) common law rights of setoff or other rights, defenses or counterclaims arising by application of law as the result of contracts or agreements between the Grantor and an account debtor and under which the Grantor may owe an obligation) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign. None of the account debtors in respect of any Account Receivable is the government of the United States or an instrumentality thereof. No Accounts Receivable which are evidenced by chattel paper require the consent of the account debtor in respect thereof in connection with their assignment hereunder (other that such as to which required consents have been obtained).

          (f)  The correct name of the Grantor is Panda-
Rosemary, L.P. and the Grantor has conducted business only under that name and the name Panda-Rosemary Limited
Partnership. The Grantor does not have any other corporate, partnership, trade or fictitious name.

          (g) All Inventory now or from time to time included in the Collateral is kept only at the Site or at such locations as may be designated by the Grantor from time to time pursuant to and subject to the terms and conditions of
Section 7(d) hereof. None of such Inventory is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the Uniform Commercial Code) therefor or otherwise in the possession of a bailee.

          7. Affirmative Covenants. The Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that from and after the date hereof and until the Debt Termination Date:

          (a) Further Documentation, Pledge of Instruments. At any time and from time to time, upon the request of the Collateral Agent and at the sole expense of the Grantor, the Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may deem desirable in order to obtain the full benefits of this Security Agreement and of the rights and powers granted or purported to be granted hereby, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction necessary or advisable (in the Collateral Agent's sole discretion) to perfect, or to maintain the perfection of, the liens and security interests granted hereby, and (ii) placing the interest of the Collateral Agent as lien holder on the certificate of title of any vehicle.
The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable Law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable Law. The Grantor will pay or reimburse the Collateral Agent for all filing fees and related expenses (including reasonable attorneys' fees) and will make or reimburse the Collateral Agent for making all searches deemed reasonably necessary by the Collateral Agent to establish and determine the priority of the security interests of the Collateral Agent or to determine the presence or priority of other secured parties. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any chattel paper or any promissory note or other instrument, such chattel paper, promissory note or instrument shall be immediately pledged and delivered to the Collateral Agent for the benefit of the Secured Parties hereunder, duly endorsed in a manner satisfactory to the Collateral Agent.

          (b) Maintenance of Records. The Grantor will keep and maintain, at its chief executive office and at its own cost and expense, complete records of the Collateral including, without limitation, a record of all payments received and all credits granted with respect to Assigned Agreements and Accounts Receivable and all other dealings with the Collateral, including, without limitation, Collateral Records. The Grantor will mark its Collateral Records and any chattel paper held by the Grantor to evidence this Agreement and the security interests granted hereby.

          (c) Further Identification of Collateral. The Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or any Secured Party (through the Collateral Agent) may request, all in reasonable detail and in form satisfactory to the Collateral Agent.

          (d) Continuous Perfection. The Grantor will not change its corporate structure, principal place of business, chief executive office, name or identity in any manner or use any fictitious or trade names without obtaining the express prior written consent of the Collateral Agent and without taking, at the Grantor's own expense, all actions necessary or reasonably requested by the Collateral Agent in order to continue the perfection and priority of the Liens and security interests in the Collateral created and intended to be created by this Security Agreement. The Inventory will continue to be located and kept at the Site, and the Grantor will not remove any part of the Inventory from the Site without the prior written consent of the Collateral Agent.

          (e) Letters of Credit. Upon receipt by the Grantor of any letter of credit naming it as beneficiary and constituting Collateral hereunder, the Grantor shall
(i) pledge and deliver the original of such letter of credit to the Collateral Agent, (ii) if such letter of credit is transferable, cause such letter of credit to be transferred into the name of the Collateral Agent and (iii) if such letter of credit is non-transferable, either use its best efforts to cause the letter of credit to be re-issued with the Collateral Agent to be named the sole beneficiary under such letter of credit or use its best efforts to cause such letter of credit to be reissued in transferable form. The Grantor shall do all things necessary to cause each such letter of credit not theretofore transferred to be drawn upon when available in accordance with its terms and to cause all proceeds thereof to be paid directly into the Funds as provided in the Depositary Agreement.

          (f) Right of Inspection. Upon reasonable notice and at such reasonable times as the Collateral Agent or any Secured Party shall reasonably request, the Collateral Agent and the other Secured Parties shall have full and free access during normal business hours to all the books, correspondence and records of the Grantor relating to the Collateral and the Collateral Agent and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Collateral Agent and the other Secured Parties, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and the other Secured Parties and their respective representatives shall at all times, upon reasonable notice, also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (g) Notice of Adverse Claims. The Grantor shall, promptly and in no event later than five (5) days after the Grantor becomes aware of any information or has knowledge of any claim against the Collateral adverse to the interest of the Secured Parties, deliver to the Collateral Agent notice of each such claim.

          (h) Warehouse Receipts. The Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other document shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code or under other relevant law) or, if "negotiable", shall be delivered promptly to the Collateral Agent as Collateral hereunder.

          (i) Maintenance of Properties. Except as otherwise permitted under the Indenture, the Grantor shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its Patents, Marks, Copyrights and franchises which are necessary for the ownership and operation of the Project.

          8. Negative Covenants. The Grantor covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, that from and after the date hereof and until the Debt Termination Date:

          (a) No Impairment. The Grantor will not take or permit to be taken any action which could impair the Collateral Agent's rights in the Collateral.

          (b) Negative Pledge. The Grantor will not create, incur or permit to exist, will defend the Collateral and all of the Grantor's right, title and interest thereto against, and will take such other action as is necessary to remove, any Lien or claim on or to the Grantor's right, title or interest in, to or under the Collateral, other than the Liens created hereby and other than the Permitted Liens, and will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (c) Modification of Terms of Accounts Receivable. Except as may be otherwise permitted under, or would not result in an Event of Default under, the Indenture, the Grantor shall not rescind or cancel any indebtedness evidenced by any Accounts Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Accounts Receivable or interest therein, without the prior written consent of the Collateral Agent. The Grantor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts Receivable and will do nothing to impair the rights of the Secured Parties in the Accounts Receivable.

          (d) Collection of Accounts Receivable. The Grantor shall endeavor to cause to be collected from the account debtor named in each of its Accounts Receivable, as and when due (in accordance with generally accepted collection procedures in accordance with all applicable laws), any and all amounts owing under or on account of such Accounts Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts Receivable. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Grantor or the Collateral Agent, shall be borne by the Grantor.

          9.   Appointment of Collateral Agent as Attorney-in-
Fact.

          (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time, after an Event of Default has occurred and so long as it is continuing, in its sole discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement or cause performance or compliance with the terms of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

            (i)  to pay or discharge taxes, Liens,
     security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of the Indenture or the other Project
     Documents and to pay all or any part of the premiums therefor and the costs thereof;

           (ii)  to require, demand, receive and give
     acquittance for any sums of money due or received in connection with the Assigned Agreements or any other Collateral, to exercise the rights, powers and remedies relating thereto, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments or orders in connection therewith or to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable and to exercise any election or option or give any notice, consent, waiver or approval under, or deliver any requisition for payment under, or take any other action in respect of, any of the Assigned Agreements;

          (iii)  to prepare, sign and file any
     financing statement in the name of the Grantor as debtor; and

           (iv)  (A) to direct any party liable for any
     payment under any Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent (or to any Person as the Collateral Agent may direct), (B) to ask, demand, collect, receive and give acquittance and receipts for any and all monies due and to become due under, arising out of, in respect of, or in connection with any Collateral and, in the name of the Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notices, acceptances or other instruments for the payment of monies due under any Collateral, (C) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against a debtor, assignment, verification and notice in connection with accounts and other documents relating to the Collateral, (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction or to take any other action deemed appropriate by the Collateral Agent to enforce any Assigned Agreement or to collect the Collateral or any portion thereof or any amounts due thereunder whenever payable and to enforce any other right in respect of any Collateral, (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate, and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any of the Collateral is subject to the security interest granted hereunder. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor or any Partner for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          (b) The Grantor hereby acknowledges and agrees that the Collateral Agent shall have no duties as fiduciary or, except as expressly provided in the Code, otherwise to the Grantor, and the Grantor hereby waives any claims to the rights of a beneficiary or a fiduciary relationship hereunder.

          (c) Upon the occurrence of an Event of Default or a Trigger Event, the Grantor also authorizes the Collateral Agent (i) to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating to such assignment and
(ii) to execute, in connection with any foreclosure or sale provided for in this Agreement, any endorsement, assignment, bill of sale or other instrument of conveyance or transfer with respect to the Collateral on behalf of Grantor.

          (d) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

          (e)  Anything herein to the contrary
notwithstanding, the Grantor shall remain liable under the Project Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any right or remedy hereunder shall not release the Grantor from any of its duties or obligations under the Project Documents to which it is a party, except in the event of foreclosure upon the Collateral (and only to the extent of such foreclosure on the particular Collateral). All of the Collateral is hereby assigned to the Collateral Agent solely as security and the Collateral Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral unless the Collateral Agent so elects consistent with its rights under this Agreement.

          10. Performance by the Collateral Agent of the Grantor's Obligations. If the Grantor fails to perform or comply with any agreement contained herein, the Collateral Agent shall be authorized (but in no event required) in its sole discretion to so perform or comply or to cause such performance or compliance for the Grantor's benefit and account, and the reasonable expenses (including reasonable attorneys' fees) of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Grantor to the Collateral Agent on demand and shall constitute a part of the Obligations secured hereby.

          11.  Remedies Upon Event of Default.

          (a) If any Event of Default or a Trigger Event shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to the Collateral Agent in this Agreement and in any other Project Document or other instrument or agreement securing, evidencing or relating thereto, all rights and remedies of a secured party under the Code and shall have all rights now or hereafter existing under all other applicable Laws. No enumeration of rights in this Section 11 or elsewhere in this Security Agreement or in any other Project Document or other agreement shall be deemed to in any way limit the rights of the Collateral Agent as described in this Section. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Collateral may be sold or otherwise disposed of in one or more parcels at one or more public or private sales conducted by any officer or agent of, or auctioneer or attorney for, the Collateral Agent, at any exchange or broker's board or at the Collateral Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Collateral Agent shall, in its sole discretion, deem commercially reasonable. The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at a public sale and thereafter hold the same absolutely free from any right or claim of whatsoever kind. The Collateral Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof (including the Collateral Agent or any Secured Party) the Collateral so sold. Each purchaser (including the Collateral Agent or any Secured Party) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor, and the Grantor hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Collateral Agent shall give the Grantor at least ten (10) days' written notice (which the Grantor agrees is reasonable notification within the meaning of Section 9-504(c) of the Code) of any such public or private sale. Such notice shall state the time and place fixed for any public sale and the time after which any private sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours as the Collateral Agent shall fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the full selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Obligations and any such purchaser may deliver notes, claims for interest or claims for other payment with respect to such Obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment.

          (b)  Instead of exercising the power of sale
provided in Section 11(a), the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose the security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

          (c) The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Grantor hereby waives, to the full extent permitted by applicable law, all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral, including, without limitation, any claim against the Collateral Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, was sold was less than may have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received which the Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree.

          (d) No sale or other disposition of all or any part of the Collateral by the Collateral Agent pursuant to this
Section 11 shall be deemed to relieve the Grantor or the Company of its obligations in respect of any Obligations except to the extent the proceeds thereof are applied by the Collateral Agent to the payment of such Obligations and except to the extent provided in Section 11(a).

          (e) The Grantor agrees to pay all costs of the Collateral Agent, including all reasonable attorneys' fees and legal expenses, incurred with respect to the collection of any of the Obligations and the enforcement of any of its rights hereunder.

          (f) The proceeds of any Collateral obtained or disposed of pursuant hereto shall be applied to the payment of the Obligations as set forth in the Intercreditor Agreement and the Depositary Agreement.

          12. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, subject to the terms of any judgment rendered in any such proceeding, the Grantor and the Collateral Agent shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

          l3. Notices. All notices, requests and demands to or upon the respective parties hereto shall be effective as provided in the Indenture.

          14. The Collateral Agent's Duties. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect its and the Secured Parties' interest in the Collateral and shall not impose any duty on it or them to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral (except to the extent expressly provided in the first sentence of Section 9-207(11) of the Code) or as to the taking of any necessary steps to preserve rights against prior parties pertaining to any Collateral. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. When Collateral is in the Collateral Agent's possession, the risk of accidental loss or damage shall be on the Grantor.

          15. Limitation on the Duty of Collateral Agent in Respect of Collateral. The Collateral Agent shall be deemed to have exercised reasonable care as to any Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

          16. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          l7. No Waiver, Remedies Cumulative. No failure or delay on the part of the Collateral Agent or the Secured Parties in exercising any right, power or privilege under this Agreement and no course of dealing between the Grantor and the Collateral Agent or any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any right or remedy which the Collateral Agent or any Secured Party would otherwise have. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any Secured Party to any other or further action in any circumstances without notice or demand. The Collateral Agent or any Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Collateral Agent or Secured Party as to which such waiver is to be enforced, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have or have had on any other occasion.

          18. Amendments, etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantor and, with respect to any such waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          l9.  Successors and Assigns; Governing Law;
Submission to Jurisdiction.

          (a) This Agreement and all obligations hereunder shall be binding upon the successors and assigns of the Grantor and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns.

          (b) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

          (c) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. The Grantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Grantor at its address specified for notices in the Indenture. The Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Grantor in any other jurisdiction.

          20. Waiver. The Grantor hereby waives, to the extent permitted by law, all rights of redemption, appraisement, valuation, diligence, stay, extension, moratorium and all right to have the Collateral marshaled upon any foreclosure hereof, now or hereafter in force under any applicable law in order to stay or delay the enforcement of this Security Agreement, including the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.

          Without limiting the generality of the foregoing, the Grantor hereby: (i) authorizes the Collateral Agent and the Secured Parties, in their sole discretion and without notice to or demand upon the Grantor and without otherwise affecting the obligations of the Grantor hereunder or in respect of the Obligations, from time to time to take and hold other collateral (in addition to the Collateral) for payment of any Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof and to accept and hold any endorsement or guarantee of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any other person granting security for or in any other way obligated upon any Obligations or any part thereof, and (ii) waives and releases any and all right to require the Collateral Agent or any Secured Party to collect any of the Obligations from any specific item or items of the Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Obligations or from any collateral (other than the Collateral) for any of the Obligations.

          2l.  Termination and Reinstatement.

          (a) This Agreement shall terminate on the Debt Termination Date. At the time of such termination or upon any release of Collateral in accordance with the express provisions of this Agreement (it being acknowledged by the Grantor that any such release is permitted only to the extent any such disposition of the Collateral is permitted under the terms and provisions of this Agreement and all other Project Documents), the Collateral Agent, at the request and expense of the Grantor, will execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement or, in the case of a release of a portion of the Collateral, that such Collateral is to be released from the Lien of this Agreement. In the case of the termination of this Agreement as provided above, the Collateral Agent will duly assign, transfer and deliver at the Grantor's expense to the Grantor such of the Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent pursuant to this Agreement.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any intervenor or conservator of, or receiver or similar official for, the Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          (c) The security interest created hereunder shall be automatically released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in accordance with the terms of the Indenture and the Collateral Agent will, upon the request and at the expense of the Grantor, execute and deliver such documents as the Grantor shall reasonably request to evidence such release.

          22.  Security Interest Absolute.  All rights of the
Collateral Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall, subject to the terms of this Agreement, be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture, any other Project Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Project Document;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor, the Company or a third party surety or pledgor.

          23. Payments Set Aside. To the extent that the Grantor or any other Person on behalf of the Grantor makes a payment or payments to the Collateral Agent and/or any Secured Party, or the Collateral Agent and/or any Secured Party enforce their security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a Collateral Agent, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          24. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GRANTOR, THE COLLATERAL AGENT AND EACH OF THE SECURED PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          25. Limitation of Liability. Notwithstanding anything to the contrary contained herein, the liability and obligation of the Grantor or any past, present or future partner, officer, director or stockholder of the Grantor under or by reason of this Agreement shall be limited as provided in
Section 4.12 of the Intercreditor Agreement and the provisions of said Section 4.12 are incorporated herein by reference.

          26. Conflicts with the Intercreditor Agreement or the Depositary Agreement. Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Agreement and the Intercreditor Agreement or the Depositary Agreement, the provisions of the Intercreditor Agreement or the Depositary Agreement, as the case may be, will apply.

          27.  Exculpatory Provisions; Reliance by Collateral
Agent.

          (a) Neither the Collateral Agent nor any Secured Party, nor any of their respective officers, employees, servants, controlling persons, executives, directors, agents, authorized representatives, attorneys-in-fact or affiliates, shall be liable to the Grantor for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Project Document to which the Grantor is a party, or responsible in any manner to any Person for any recital, statement, representation or warranty made by the Grantor or any officer thereof contained in this Agreement or any other Project Document to which the Grantor is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent or any Secured Party under or in connection with, this Agreement or any other Project Document to which the Grantor is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Project Document to which the Grantor is a party or for any failure of the Grantor to perform any of the Obligations. Neither the Collateral Agent nor any Secured Party shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Project Document to which the Grantor is a party, or to inspect the properties or records of the Grantor.

          (b) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Agreement.



          IN WITNESS WHEREOF, each of the Grantor and the Collateral Agent has caused this Security Agreement to be executed by its duly authorized officer as of the date first above written.

                          PANDA-ROSEMARY, L.P.,
                            a Delaware limited partnership


                          By:   Panda - Rosemary Corporation,
                               General Partner



                          By:
                             Name:   Robert W. Carter
                             Title:  Chairman of the Board,
                                       President and Chief
                                       Executive Officer



                          FLEET NATIONAL BANK,
                            as Collateral Agent


                          By:
                             Name:    Kathy A. Larimore
                             Title:   Assistant Vice President



                          SCHEDULE A

                      ASSIGNED AGREEMENTS


          1. Power Purchase and Operating Agreement, dated as of January 24, 1989, as amended on October 24, 1989 and July 30, 1993, between the Grantor and Virginia Electric and
Power Company.

          2. Fuel Supply Management Agreement, effective as of October 10, 1990, between the Grantor and Natural Gas Clearinghouse, and any other contract entered into by the Grantor to provide fuel management activities comparable to those provided under such agreement.

          3.   Pipeline Operating Agreement, effective as of
February 14, 1990, as amended by Amendment Number 1, dated
May 7, 1990, and Amendment Number 2, dated November 19, 1991, between the Grantor and North Carolina Natural Gas
Corporation.

          4. Gas Purchase Contract, dated April 12, 1990 and amended on April 23, 1993, between the Grantor and Natural Gas Clearinghouse and any natural gas supply contract entered into by the Grantor to supply natural gas to the Project as a part of the Project's primary gas supply.

          5.   Lateral Line Interconnect and Reimbursement
Agreement, dated August 1, 1990, between the Grantor and
Transcontinental Gas Pipe Line Corporation.

          6.   Firm Gas Transportation Contract, dated
October 27, 1991, between the Grantor and Transcontinental Gas
Pipe Line Corporation.

          7.   Service Agreement for Services Under ITS Rate
Schedule, dated April 4, 1991, between the Grantor and
Columbia Gas Transmission Corporation.

          8.   ITS-1 Service Agreement, dated as of June 13,
1996, between the Grantor and Columbia Gulf Transmission
Company.

          9. Amended and Restated Operation and Maintenance Agreement, dated as of December 27, 1993, between the Grantor and University Technical Services, Inc., as amended by the First Amendment to Operation and Maintenance Agreement entered into July 15, 1996, and any other operation and maintenance agreement entered into by the Grantor that provides for substantially all of the ordinary course operation and maintenance services for the Project.

          10.  Cogeneration Energy Supply Agreement, dated
January 12, 1989, and amended on October 1, 1989 and
January 3, 1990, between the Grantor and The Bibb Company.

          11. Real Property Lease and Easement Agreement, dated as of June 9, 1989, between The Bibb Company and the Grantor, as amended as of October 1, 1989, as of January 31, 1990, and as of March 15, 1996.

          12. Service Agreement, dated October 22, 1991, between the Grantor and Transcontinental Gas Pipe Line
Corporation.

          13. Service Agreement, dated July 26, 1996, between the Grantor and Transcontinental Gas Pipe Line Corporation and the related agreements to be entered into by the Grantor with Texas Gas Transmission Corporation and CNG Transmission Corporation and any other transportation agreement entered into by the Grantor.

          14. Letter Agreement, dated March 6, 1991, between the Grantor and Columbia Gas Transmission Corporation.

          15.  All Fuel Oil Contracts, Power Purchase
Agreements, Replacement Gas Contracts, Replacement Gas Transportation Contracts, Gas Resale Contracts, Fuel Hedges, Additional Contracts and Project Agreements, as those terms are defined in the Indenture, entered into by the Grantor.



                          SCHEDULE B

                UNIFORM COMMERCIAL CODE FILINGS


          1.   Halifax County, North Carolina.

          2.   Northampton County, North Carolina.

          3.   North Carolina Secretary of State.

          4.   Texas Secretary of State.